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                                                                    EXHIBIT 99.1

                        RECKSON ASSOCIATES REALTY CORP.
                              225 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON           , 1999

           THIS PROXY IS SOLICITED BY THE RECKSON BOARD OF DIRECTORS.

    The undersigned stockholder of Reckson Associates Realty Corp., a Maryland corporation, hereby constitutes and appoints Donald H. Rechler and John V. N. Klein, or either one of them, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to vote all the shares of common stock, par value $0.01 per share, of Reckson that the undersigned is entitled to
vote at the special meeting of Reckson stockholders to be held on           ,
1999, at 10:00 a.m. (Eastern time), at The Omni, 333 Earl Ovington Boulevard, Mitchel Field, New York, and at any adjournments or postponements thereof as directed below.

    When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the proxy holder as to any other matter that may come before the special meeting of stockholders and at an adjournment or postponement thereof. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE SHARE ISSUANCE PROPOSAL AND IN THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Any proxy heretofore given to vote said shares is hereby revoked.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE SHARE ISSUANCE PROPOSAL.

1. Proposal to approve, for the purposes of complying with the requirements of the New York Stock Exchange, Inc., the issuance of only Reckson class B common stock (instead of a combination of Reckson class B common stock and Reckson Operating Partnership notes) as the non-cash portion of the merger consideration in the merger of Tower Realty Trust, Inc. with and into Metropolitan Partners LLC,
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    a subsidiary of Reckson, in accordance with the Agreement and Plan of
    Merger, dated as of December 8, 1998, by and among Reckson, Reckson Operating Partnership, L.P., Tower and Metropolitan Partners.

            / /  FOR            / /  AGAINST            / /  ABSTAIN
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    Please sign your name exactly as it appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                              The undersigned acknowledges
                                              receipt of the notice of the
                                              Reckson special meeting and the
                                              Joint Proxy Statement/Prospectus
                                              relating to the Reckson special
                                              meeting.
                                              Dated: _____________________, 1999
                                              __________________________________
                                                       Number of Shares
                                              __________________________________
                                                   Signature (and title if
                                                         applicable)
                                              __________________________________
                                                 Signature (if held jointly)